Exhibit 99.1
FOR IMMEDIATE RELEASE
F.N.B. Corporation Completes Merger with The Legacy Bank
Harrisburg, PA — May 26, 2006 — F.N.B. Corporation (NYSE: FNB) completed its merger with Harrisburg-based The Legacy Bank (Legacy) at the close of business today. The merger is valued at $74.6 million. The bank will operate as Legacy Bank, A Division of First National Bank of Pennsylvania.
“With this merger, F.N.B. Corporation has extended its footprint into an excellent growth region,” said F.N.B. Corporation President and Chief Executive Officer Stephen J. Gurgovits. “Our presence in the Harrisburg market, combined with our moves in Pittsburgh and Florida, will contribute to our ability to grow organically.”
The merger is expected to be accretive to F.N.B. earnings per share after one full year of combined operations.
When the Bank re-opens for business on Tuesday, May 30, all of its branches will boast new red, white and blue signs, and offer a wider array of products and services. To customers, the change will be seamless.
“When two banks with similar customer service cultures merge, the customers are the winners,” commented Gary Roberts, President and Chief Executive Officer of First National Bank. “We are confident that Legacy customers will appreciate the wider array of services and products they now can access as a result of this merger.”
As part of the agreement First National Bank of Pennsylvania, F.N.B. Corporation’s largest subsidiary, forms a sixth region, the Capital Region. George H. Groves, Chairman and Chief Executive Officer of The Legacy Bank, will join the Board of Directors of First National Bank and serve as Chairman of the new region. Thomas Lennox, President and Chief Operating Officer of Legacy, will be Regional President, Capital Region, and Joseph Paese, President of Legacy Asset Management and President and Chief Executive Officer of Legacy Trust Company, will be the region’s Market Executive for F.N.B. Wealth Management Legacy Trust Company.
Legacy Bank operates eight offices in Dauphin, Cumberland, Lycoming, Luzerne, and Schuylkill counties throughout central and eastern Pennsylvania, as well as Legacy Asset Management Services, which includes Legacy Trust Company.
About F.N.B. Corporation:
F.N.B. Corporation, headquartered in Hermitage, PA, has total assets of $5.6 billion. F.N.B. is a leading provider of banking, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, and Regency Finance Company. It also operates consumer finance offices in Tennessee and loan production offices in Florida.

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Mergent Inc., a leading provider of business and financial information about publicly traded companies, has recognized F.N.B. Corporation as a Dividend Achiever. This annual recognition is based on the Corporation’s outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 33 consecutive years.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol FNB. Investor information is available on F.N.B.’s website at http://www.fnbcorporation.com.
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among depository institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) changes in the securities markets; or (7) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.
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MEDIA CONTACT:
Kathryn Lima 724-981-4318
724-301-6984 (cell)
ANALYSTS/INSTITUTIONAL INVESTORS CONTACT:
John Waters 239-272-6495 (cell)
http://www.fnbcorporation.com